UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 30, 2026

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 NE Moore Court
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Deﬁnitive Agreement.

On June 30, 2026, Lattice Semiconductor Corporation, a Delaware corporation (the “Company”), entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (“Agent”), which provides for a senior secured revolving loan facility in an aggregate principal amount of $200.0 million dollars and a senior secured delayed draw term loan facility in an aggregate principal amount of $950.0 million dollars. The Credit Agreement amends and restates that certain Amended and Restated Credit Agreement, dated as of September 1, 2022, by and among the Company, the lenders from time to time party thereto and the Agent (the “Existing Credit Agreement”).

The proceeds of the revolving loans may be used for working capital and general corporate purposes. The revolving loan commitments terminate, and all outstanding revolving loans and interest thereon are due and payable on, June 30, 2031. As of the closing date for the Credit Agreement, there were no revolving loans outstanding under the Credit Agreement.

Subject to the satisfaction of certain conditions, the delayed draw term loans under the Credit Agreement may be borrowed and the proceeds used by the Company to pay a portion of the cash purchase price consideration (including refinancing outstanding indebtedness of AMI) for the AMI acquisition pursuant to the previously announced Agreement and Plan of Merger with AMI TopCo, Inc. and THL AMI Aggregator, LP (the “AMI Acquisition Agreement”), and to pay fees, commissions and expenses in connection with the AMI acquisition. As of the closing date of the Credit Agreement, there were no delayed draw term loans outstanding under the Credit Agreement.

Unless previously drawn or terminated, the delayed draw term loan commitment under the Credit Agreement terminates upon the earliest to occur of (a) November 9, 2026 at 11:59 p.m., (b) the date of funding of the delayed draw term loans (immediately following the funding of the delayed draw term loans on such date), (c) the date the AMI Acquisition Agreement terminates by its terms without the consummation of the AMI acquisition, (d) the date the Company terminates the delayed draw term loan commitments pursuant to the Credit Agreement, and (e) the consummation of the AMI acquisition without the use of the delayed draw term loan.

The Company is obligated to pay customary closing fees, arrangement fees and administration fees for a credit facility of this size and type. In addition, the Company is required to pay a ticking fee at a rate of 0.25% per annum on the undrawn portion of the delayed draw term loan commitments during the period from and including the closing date of the Credit Agreement to, but excluding, the earlier of the funding date of the delayed draw term loans and the date of termination of the delayed draw term loan commitments.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at either: (a) the base rate, which is defined as a fluctuating rate per annum equal to the greatest of (i) the prime rate then in effect, (ii) the federal funds rate then in effect, plus 0.50% per annum, and (iii) the term SOFR rate for a one-month interest period, plus 1.00%, in each case, plus a margin of between 0.00% and 0.75%; and (b) a term SOFR rate (based on an interest period of one, three or six months), plus a margin of between 1.00% and 1.75%. The applicable margin in each case is determined based on the Company’s consolidated total leverage ratio (determined as set forth in the Credit Agreement). Interest is payable quarterly in arrears with respect to borrowings bearing interest at the base rate or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at the term SOFR rate.

The Company is required to repay the delayed draw term loans in quarterly installments, beginning with the first full fiscal quarter after the delayed draw term loans are borrowed, equal to 1.250% of the original principal amount of the delayed draw term loans for the first four fiscal quarters following the funding date, 1.875% of the original principal amount of the delayed draw term loans for the fifth through twelfth fiscal quarters following the funding date and 2.5% of the original principal amount of the delayed draw term loans for each fiscal quarter thereafter, with the remaining principal amount and accrued and unpaid interest being due and payable on June 30, 2031.

The term loans may be prepaid by the Company at any time in whole or in part, subject to certain minimum thresholds, without penalty or premium, subject to customary breakage costs for certain types of loans. The term loans are subject to customary mandatory prepayment requirements.

The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries meeting materiality thresholds set forth in the Credit Agreement. The obligations of the Company and the guarantors are secured by substantially all of their respective assets, subject to certain exceptions and limitations.

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The Credit Agreement requires the Company to comply with a total net leverage ratio and an interest coverage ratio, tested quarterly. The Credit Agreement contains customary affirmative covenants, negative covenants and events of default that are substantially similar to the terms of the Existing Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in their entirety by reference to, the full text of the Credit Agreement, a copy of which will be filed on the Company’s Form 10-Q for the quarter ended July 4, 2026.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

		By:	/s/ Tracy Feanny
Date:	June 30, 2026		Tracy Feanny Senior Vice President and General Counsel

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